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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 21, 2003, except for Notes 6, 12, 13, 16 and 20 which are as of February 10, 2004, relating to the financial statements, which appears in Avaya Inc.'s Current Report on Form 8-K dated February 12, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 24, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM